UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Shenandoah Telecommunications Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SHENANDOAH TELECOMMUNICATIONS COMPANY

500 Shentel Way

Edinburg, Virginia 22824

______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2006

______________________________

To our shareholders:

Notice is hereby given that the 2006 annual meeting of shareholders of Shenandoah Telecommunications Company will be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 2, 2006, at 11:00 a.m., local time, for the following purposes:

1.	to consider and vote upon a proposal to elect three directors to serve until the annual meeting of shareholders in 2009; and,
2.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 21, 2006 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend this meeting. Lunch will be provided.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote, you should complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if the proxy is mailed in the United States. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

By Order of the Board of Directors,

Jonathan R. Spencer

Secretary

Dated: March 28, 2006

SHENANDOAH TELECOMMUNICATIONS COMPANY

500 Shentel Way

Edinburg, Virginia 22824

Annual Meeting of Shareholders

May 2, 2006

______________________________

PROXY STATEMENT

______________________________

GENERAL INFORMATION

Proxy Solicitation

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Shenandoah Telecommunications Company for use at Shenandoah Telecommunications Company’s 2006 annual meeting of shareholders to be held in the auditorium of the Company’s offices at 500 Shentel Way, Edinburg, Virginia, on Tuesday, May 2, 2006, at 11:00 a.m., local time. The purpose of the annual meeting and the matters to be acted upon are set forth in the accompanying notice of annual meeting.

The Company will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of the Company may solicit proxies by personal interview, telephone, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation material for shares held of record by them to the beneficial owners of such shares. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

A list of shareholders entitled to vote at the annual meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company’s offices at 500 Shentel Way, Edinburg, Virginia 22824, and at the time and place of the meeting during the whole time of the meeting.

This proxy statement and the enclosed proxy card are first being mailed to the Company’s shareholders on or about March 31, 2006.

Voting and Revocability of Proxies

A proxy for use at the annual meeting and a return postage-paid envelope are enclosed.

Shares of the Company’s common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares will be voted FOR the election of the three director nominees to the Company’s board of directors. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Management is not aware of any other matters that are likely to be brought before the annual meeting. If any other matter is properly presented at the annual meeting for action, including a proposal to adjourn or postpone the annual meeting to permit the Company to solicit additional proxies in favor of any proposal, the persons named in the accompanying proxy will vote on such matter in their own discretion.

A shareholder executing a proxy card may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary, by subsequently filing another proxy bearing a later date or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke the shareholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

Voting Procedure

All holders of record of the common stock at the close of business on March 21, 2006 will be eligible to vote at the annual meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such shareholder. As of March 21, 2006, there were 7,701,552 shares of common stock outstanding.

A majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting. Votes cast in person or by proxy at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting, who will determine whether or not a quorum is present. Abstentions and any broker non-votes, which are described below, will be counted for purposes of determining the presence of a quorum at the annual meeting.

The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self-regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals, which under such rules typically include the election of directors, when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on non-routine matters without instructions from their customers. A broker non-vote occurs with respect to any proposal when a broker holds shares of a customer in its name and is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker non-vote will not affect whether any proposal to be acted upon at the annual meeting is approved.

Annual Report to Shareholders

A copy of the Company’s annual report to shareholders for the year ended December 31, 2005 accompanies this proxy statement. The Company is required to file an annual report on Form 10-K for the year ended December 31, 2005 with the SEC. Shareholders may obtain, free of charge, a copy of the 2005 Form 10-K, without exhibits, by writing to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary. The annual report on Form 10-K is also available through the Company’s website at www.shentel.com. The annual report to shareholders and the Form 10-K are not proxy soliciting materials.

Important Notice Regarding Delivery of Shareholder Documents

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to shareholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of an annual report to shareholders and proxy statement is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report to shareholders and proxy statement to your address. If you did not receive an individual copy of our annual report to shareholders or this proxy statement, and wish to do so, the Company will send a copy to you if you address your written request to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary, or call us at 540-984-5200. If you are receiving multiple copies of our annual report to shareholders and proxy statement, you can request householding by contacting our corporate secretary in the same manner.

SECURITY OWNERSHIP

The following table presents, as of March 21, 2006, information based upon the Company’s records and filings with the SEC regarding beneficial ownership of the common stock by the following persons:

•	each person known to the Company to be the beneficial owner of more than 5% of the common stock;
•	each director and each nominee to the board of directors;
•	each executive officer of the Company named in the summary compensation table under the “Executive Compensation” section of this proxy statement; and
•	all directors and executive officers of the Company as a group.

As of March 21, 2006, there were 7,701,552 shares of common stock outstanding.

The information presented below regarding beneficial ownership of the Company’s common stock has been presented in accordance with rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be the beneficial owner of any security as to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Douglas C. Arthur	3,229	*
Noel M. Borden	34,097	*
Ken L. Burch	84,717	1.10
Tracy Fitzsimmons	100	*
Christopher E. French	308,590	4.00
Grover M. Holler, Jr.	141,472	1.84
Richard L. Koontz, Jr.	100	*
Dale S. Lam	500	*
William A. Truban, Jr.	2,508	*
James E. Zerkel II	9,341	*
Earle A. MacKenzie	5,197	*
Jonathan R. Spencer	100	*
David E. Ferguson	9,945	*
William L. Pirtle	8,033	*
All directors, nominees and executive officers as a group (19 persons)	621,174	8.05
———————— *Less than 1%.

The percentage of beneficial ownership as to any person as of March 21, 2006 is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of March 21, 2006 plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the Company believes that the beneficial owners of the Company’s common stock listed in the table have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by Mr. Arthur include 355 shares of common stock owned of record by his spouse. Mr. Arthur disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. Borden include 4,000 shares of common stock owned of record by his spouse. Mr. Borden disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. Burch include 189 shares of common stock owned of record by his spouse. Mr. Burch disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. French include 18,235 shares of common stock owned of record by his spouse, 2,278 shares of common stock owned of record by his daughter, 240,186 shares owned of record by 14 trusts for benefit of Mr. French’s minor children and other family members for which Mr. French serves as trustee, and options exercisable within 60 days of March 21, 2006 to purchase 5,940 shares of common stock. Mr. French disclaims beneficial ownership of the shares owned of record by his spouse and daughter.

The shares of common stock shown as beneficially owned by Mr. Holler include 70,720 shares of common stock owned of record by his spouse. Mr. Holler disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. Truban, include 1,508 shares of common stock owned of record by a family limited liability company of which Mr. Truban is a voting member.

The shares of common stock shown as beneficially owned by Mr. Zerkel include 250 shares of common stock owned of record by his spouse. Mr. Zerkel disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. MacKenzie include 1,650 shares of common stock owned of record by his spouse. Mr. MacKenzie disclaims beneficial ownership of such shares.

The shares of common stock shown as beneficially owned by Mr. Ferguson include options exercisable within 60 days of March 21, 2006 to purchase 3,683 shares of common stock.

The shares of common stock shown as beneficially owned by Mr. Pirtle include options exercisable within 60 days of March 21, 2006 to purchase 3,608 shares of common stock.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group includes options exercisable within 60 days of March 21, 2006 to purchase 19,873 shares of common stock.

ELECTION OF DIRECTORS

Nominees for Election as Directors

The Company’s certificate of incorporation provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting of shareholders in 2007 and at the annual meeting of shareholders in 2008, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

Noel M. Borden, Ken L. Burch and Richard L. Koontz, Jr. have been nominated for election to the class with a three-year term that will expire at the annual meeting of shareholders in 2009. Mr. Borden and Mr. Burch are incumbent directors who have served on the board of directors since 1972 and 1995, respectively.

Mr. Koontz has been nominated to fill the vacancy created by the retirement of Grover M. Holler Jr. as a director. Mr. Holler, whose term of office will expire at the 2005 annual meeting, is not eligible to stand for re-election as a director under the board’s mandatory retirement policy. All three nominees were nominated for election by the board of directors and recommended for nomination by the nominating committee, which consists of Mr. Arthur, Mr. Holler, and Mr. Zerkel. Mr. Koontz was

recommended to the nominating committee as a director candidate by a non-management director committee.

Approval of Nominees

Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR the election of each of the nominees. In the event that any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

The board of directors unanimously recommends that the shareholders of the Company vote FOR the election of the nominees to serve as directors.

Information About Nominees and Continuing Directors

Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Term Expiring in 2009

Name	Age	Director Since
Noel M. Borden	69	1972
Ken L. Burch	61	1995
Richard L. Koontz, Jr.	48	—

Noel M. Borden is Vice Chairman of the Board of the Company. Mr. Borden is retired. Prior to his retirement in 2001, Mr. Borden served as President of H. L. Borden Lumber Company, a retail building materials firm located in Strasburg, Virginia. He also serves as Chairman and Director of First National Corporation.

Ken L. Burch is a farmer who owns a purebred and commercial beef cattle operation near Shenandoah Caverns, Virginia.

Richard L. Koontz, Jr. has served as Vice President of Holtzman Oil Corporation, a supplier and distributor of petroleum products located in Mt. Jackson, Virginia, since 1988. He is currently a member and chairman of the Shenandoah County School Board.

Directors Whose Terms Expire in 2007

Name	Age	Director Since
Christopher E. French	48	1996
Dale S. Lam	43	2004
James E. Zerkel II	61	1985

Christopher E. French has served as President and Chief Executive Officer of the Company and its subsidiaries since 1988. Prior to his appointment as President, he held a variety of positions with the Company, including Executive Vice President and Vice President-Network Service. Mr. French also serves on the Board of Directors of First National Corporation.

Dale S. Lam has served as Chief Financial Officer and member of the Board of Directors of ComSonics, Inc., a cable television equipment manufacturer and repair operation located in Harrisonburg, Virginia, since April 2001. He is also a Certified Public Accountant. From December 1997 to March 2001, Mr. Lam served in a variety of positions with WLR Foods, Inc., a publicly traded poultry processor, including Controller, Chief Financial Officer and Vice President of Finance.

James E. Zerkel II has served as Vice President of James E. Zerkel, Inc., a hardware firm located in Mt. Jackson, Virginia, since 1970. Mr. Zerkel also serves on the Board of Directors of the Shenandoah Valley Electric Cooperative.

Directors Whose Terms Expire in 2008

Name	Age	Director Since
Douglas C. Arthur	63	1997
Tracy Fitzsimmons	39	2005
William A. Truban, Jr.	40	2005

Douglas C. Arthur has been an attorney-at-law since 1967, and currently maintains his legal practice in Strasburg, Virginia. He is a member of the Board of Directors of First National Corporation and a member of the Shenandoah County School Board.

Tracy Fitzsimmons has served as Vice President for Academic Affairs of Shenandoah University, Winchester, Virginia since July 2002. She previously held the position of Dean of the College of Arts and Sciences from July 2001 to June 2002. From August 1995 to June 2001, Dr. Fitzsimmons served as Associate Professor of Government and Chair of the College of Arts & Sciences Faculty, as well as President of the Academic Assembly, at the University of Redlands, Redlands, California. Dr. Fitzsimmons also currently serves as a professor of political science at Shenandoah University. Dr. Fitzsimmons received a PhD degree from Stanford University and a B.A. degree from Princeton University.

              William A. Truban, Jr. has been an attorney-at-law since 1991. Mr. Truban is a member of the law firm of Owen and Truban, PLC, which is located in Winchester, Virginia. Mr. Truban’s areas of legal practice include tax, business and estate planning.

Board of Directors and Committees of the Board of Directors

The board of directors has determined that with the exception of Christopher E. French, each of the incumbent directors and the director nominee is or (in the case of such nominee) will be an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15).

The board of directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to either the full board of directors or the non-management directors as a group by writing to the board of directors or the non-management directors at the following address: Board of Directors/

Non-Management Directors, Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary. Communications by e-mail should be addressed to corpsec@shentel.net and marked “Attention: Corporate Secretary” in the “Subject” field. The Secretary will review and forward all shareholder communications to the intended recipient, except for those shareholder communications that are outside the scope of board matters or duplicative of other communications by the applicable shareholder previously forwarded to the intended recipient.

The board of directors held 15 meetings during 2005. During 2005, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors and of each committee of the board of directors on which such director served.

All of the Company’s directors serving on the board of directors at that time attended the Company’s annual meeting of shareholders in 2005. The board of directors has adopted a policy that all directors should attend the annual meeting of shareholders.

The board of directors currently has a standing audit committee, a standing personnel committee, and a standing nominating committee.

The audit committee, which held 12 meetings during 2005, consists of Mr. Holler, who is the Chairman, Mr. Arthur, Mr. Lam, Mr. Truban, and Mr. Zerkel. The board of directors has determined that each current audit committee member meets the independence requirements applicable to audit committee members under the Nasdaq Marketplace Rules and rules of the SEC. The board of directors has determined that Mr. Lam is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and is independent of management. The audit committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of each audit with management and the independent auditors, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to the Company’s code of conduct and other policies and procedures regarding adherence with legal requirements. The audit committee’s duties are set forth in the committee’s charter, which was last amended on February 9, 2004. A copy of the charter is available on the Company’s website at www.shentel.com.

The personnel committee, which held three meetings during 2005, consists of Mr. Borden, who is the Chairman, Dr. Fitzsimmons and Mr. Zerkel. Prior to January 1, 2006, because of his prior service as an officer of the Company, Mr. Borden was not an “independent director,” as that term is defined in Nasdaq Marketplace Rule 4200(a)(15). The personnel committee is responsible, among its other duties, for considering and making recommendations to the board of directors with respect to programs for human resource development and management organization and succession, for considering and making recommendations to the board of directors with respect to compensation matters and policies and the Company’s employee benefit and incentive plans, including the Company’s stock incentive plans, and for administering such plans. In accordance with the Nasdaq Marketplace Rules, the compensation of the chief executive officer and the Company’s other executive officers is determined by the board of directors upon the recommendation of a majority of the directors who meet the independence requirements prescribed by the Nasdaq Marketplace Rules.

The nominating committee, which held two meetings during 2005, consists of Douglas C. Arthur, who is the Chairman, Grover M. Holler, Jr. and James E. Zerkel II, all of whom meet the independence requirements prescribed by the Nasdaq Marketplace Rules. The committee is responsible for recommending candidates for election to the board of directors for approval and nomination by the board of directors. The committee is also responsible for making recommendations to the board of directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, non-employee director compensation, communications with shareholders, and board and committee self-evaluations. The charter of the nominating committee is available on the Company’s website at www.shentel.com.

Director Nomination Process

The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in the Company’s recommended slate of director nominees are selected. The nominations policy is administered by the nominating committee of the board of directors.

The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating committee will take into account the Company’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and Nasdaq Marketplace Rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The nominating committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The nominating committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the nominating committee will consider any written recommendations of director candidates by shareholders received by the Secretary of the Company not later than 120 days before the anniversary of the previous year’s annual meeting of shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Shenandoah Telecommunications Company, 500 Shentel Way, P.O. Box 459, Edinburg, Virginia 22824, Attention: Corporate Secretary.

The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nominations process. The nominating committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating committee may amend the nominations policy at any time, in which case the most current version will be available on the Company’s website at www.shentel.com.

Director Compensation

Directors who are not employees of the Company receive a cash fee of $1,000 per month and a cash fee of $900 for each board of directors meeting attended. Committee members are paid cash fees of $200 for each committee meeting attended in person or $100 for each committee meeting in which they participate by conference call when such meetings are not held in conjunction with a board of directors meeting. The Company pays its non-employee directors these fees in arrears on a monthly basis. All directors are reimbursed for the out-of-pocket expenses they incur in attending director education programs.

EXECUTIVE COMPENSATION

The following table shows information about the compensation paid to the Company’s Chief Executive Officer, who is the President, and to each of the Company’s four other most highly compensated executive officers for fiscal 2005. The officers listed in the table are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

		Annual Compensation (1)		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#) (2)	All Other Compensation ($) (3)

Christopher E. French President	2005 2004 2003	268,931 254,082 223,572	87,500 70,857 39,610	2,040 1,798 1,628	15,178 13,655 9,462

Earle A. MacKenzie (4) Executive Vice President and Chief Financial Officer	2005 2004 2003	209,585 195,145 100,941	55,000 45,903 114,602	— — 20,000	14,045 9,683 3,136

Jonathan R. Spencer (5) Vice President and General Counsel	2005 2004 2003	156,539 59,445 —	44,927 24,677 —	— 10,000 —	8,127 1,305 —

David E. Ferguson Vice President, Customer Services	2005 2004 2003	158,546 149,122 135,399	33,598 29,733 15,440	1,197 1,111 1,016	12,304 11,873 10,706

William L. Pirtle Vice President, Sales	2005 2004 2003	159,082 148,870 133,812	29,913 29,995 15,917	1,194 1,089 994	10,677 9,669 8,564

———————

(1)

In accordance with SEC rules, information about other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officers.

(2)	The options were granted under the 1996 Stock Incentive Plan.
(3)

The amounts shown in the “All Other Compensation” column consist of amounts contributed by the Company under its 401(k) plan and its Flexible Benefits Plan, each of which is available to all regular Company employees. The amounts include the following: (a) for Mr. French, $8,055 in 2005, $7,652 in 2004 and $4,584 in 2003 in matching contributions to the Company’s 401(k) Plan; and $7,123 in 2005, $6,003 in 2004 and $4,878 in 2003 in employer contributions to the Company’s Flexible Benefits Plan; (b) for Mr. MacKenzie, $6,275 in 2005

and $2,769 in 2004 in matching contributions to the Company’s 401(k) Plan; and $7,771 in 2005, $6,914 in 2004 and $3,136 in 2003 in employer contributions to the Company’s Flexible Benefits Plan; (c) for Mr. Spencer, $2,215 in matching contributions to the Company’s 401(k) Plan in 2005; and $5,912 in 2005 and $1,305 in 2004 in employer contributions to the Company’s Flexible Benefits Plan; (d) for Mr. Ferguson, $4,107 in 2005, $4,487 in 2004 and $4,165 in 2003 in matching contributions to the Company’s 401(k) Plan; and $8,197 in 2005, $7,386 in 2004 and $6,540 in 2003 in employer contributions to the Company’s Flexible Benefits Plan; and (e) for Mr. Pirtle, $5,921 in 2005, $4,478 in 2004 and $4,081 in 2003 in matching contributions to the Company’s 401(k) Plan; and $4,756 in 2005, $5,191 in 2004 and $4,483 in 2003 in employer contributions to the Company’s Flexible Benefits Plan.

(4)

Mr. MacKenzie was appointed as Executive Vice President and Chief Financial Officer on June 2, 2003. As an inducement to accept a position with the Company, he received a one-time signing bonus of $100,000, which is included in the 2003 amount in the “Bonus” column above.

(5)

Mr. Spencer was appointed as General Counsel on July 27, 2004. As an inducement to accept a position with the Company, he received a one-time signing bonus of $10,000, which is included in the 2004 amount in the “Bonus” column above.

Stock Option Grants in 2005

The following table sets forth information concerning all stock options granted in 2005 to the named executive officers.

	Individual Grants
Name	Number of Shares Underlying Options Granted (1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/Share)	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5% (4)	10% (4)
Christopher E. French	2,040 (2)	2.6	$30.29	3/21/2010	$17,072	37,724
Earle A. MacKenzie	–	–	–	–	–	–
Jonathan R. Spencer	–	–	–	–	–	–
David E. Ferguson	1,197 (2)	1.5	30.29	3/21/2010	10,017	22,135
William L. Pirtle	1,194 (2)	1.5	30.29	3/21/2010	9,992	22,080

——————————

(1)

All options granted to the named executive officers were granted under the 1996 Stock Incentive Plan and are exercisable for shares of common stock. These options include an equal number of tandem stock appreciation rights (“SARs”) allowing the holder, upon exercise of the related option, to receive a payment in shares based on the excess of the fair market value of a share on the date of settlement over the exercise price of the option. The 1996 Stock Incentive Plan expired in February 2006. At the 2005 annual meeting of shareholders, the Company’s shareholders approved the adoption of the Shenandoah Telecommunications Company 2005 Stock Incentive Plan

(2)	These options will vest with respect to one-half of the shares subject to the option on each of the first and second anniversaries of the date of grant.
(3)	The term of each option may not exceed five years for all named executive officers.
(4)

The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the option, assuming that the shares appreciate in value from the option grant date compounded annually until the end of the option term at the rate specified, 5% or 10%, and that the option is exercised and sold on the last day of the option term for the appreciated share price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the SEC and do not represent the Company’s estimate or projection of future prices of the shares. There is no assurance provided to any named executive officer or any other holder of common stock that the actual stock price appreciation over the term of the applicable options will be at the assumed 5% and 10% levels or at any other defined level.

Stock Option Exercises in 2005

The following table sets forth information concerning all stock options exercised during 2005 and unexercised stock options held at December 31, 2005 by the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher E. French	1,230	29,249	4,021	2,939	82,853	33,497
Earle A. MacKenzie	–	–	–	20,000	–	356,600
Jonathan R. Spencer	–	–	–	10,000	–	168,400
David E. Ferguson	812	10,057	2,529	1,753	52,183	20,099
William L. Pirtle	796	23,211	2,466	1,739	50,863	19,899

———————————

(1)	Represents the difference between the exercise price and the $39.84 closing price of the common stock on the Nasdaq Stock Market on December 30, 2005, which was the last trading day in fiscal 2005.

Equity Compensation Plan Information

The following table sets forth the following information as of December 31, 2005 for (1) all equity compensation plans previously approved by the Company’s shareholders and (2) all equity compensation plans not previously approved by the Company’s shareholders:

•	the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
•	the weighted average exercise price of such outstanding options, warrants and rights; and
•	other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	240,863	$24.73	480,000
Equity compensation plans not approved by security holders	—	—	—
Total	240,863	$24.73	480,000

———————

(1) The 1996 Stock Incentive Plan and the 2005 Stock Incentive Plan are the Company’s only equity compensation plans as of December 31, 2005. No new options may be granted under the 1996 Stock Incentive Plan, which expired in February 2006.

Cash Incentive Plan

The Company pays annual cash bonuses to the executive officers under a cash incentive plan. Under the cash incentive plan, each participant is assigned a “target bonus” expressed as a percentage of the participant’s regular salary. For 2005, the target bonus for the chief executive officer of the Company was 30% of salary paid, the target bonus for the executive vice president of the Company was 25% of salary paid, and the target bonus for other executive officers was 20% of salary paid. The maximum cash bonus payable to any executive officer in any fiscal year could be up to 200% of the target bonus. Of the bonus amount payable to executive officers, 60% is based on the achievement of company-wide performance goals relating to net income and service measures (which included customer turnover or “churn,” bad debt expense and service complaints) and 40% upon individual objectives established by management and, in the case of the chief executive officer and chief financial officer, the independent directors. Individual objectives for other executive officers included goals relating to sales, revenue and customer growth; and deployment of new technologies and services.

Pension Plans

The Company’s executive officers participate in the Company’s Retirement Plan, which is a noncontributory defined benefit pension plan qualified under Section 401 of the Internal Revenue Code, and the Supplemental Executive Retirement Plan, or SERP, which is an unfunded, nonqualified plan. The annual pension benefit under the plans, taken together, is largely determined by the years of service multiplied by a percentage of the participant’s final earnings.

The following table shows the estimated annual benefits payable to a participant attaining age 65 in 2006 under the pension plan and the SERP for specified years of service at age 65. The benefits shown in the table are formula benefits, which include and reflect a reduction for Social Security benefits. Each of the benefits shown is payable as a straight-life annuity. Benefits are reduced if a survivor’s benefit is elected. On retirement at ages earlier than 65, benefits may be reduced depending upon age and years of credited service at retirement.

	Years of Service
Remuneration	15	25	35	45
100,000	26,240	36,422	45,156	48,056
150,000	51,240	58,797	73,740	81,240
200,000	76,240	86,240	106,240	116,240
250,000	101,240	113,740	138,740	151,240
300,000	126,240	141,240	171,240	186,240
350,000	151,240	168,740	203,740	221,240
400,000	176,240	196,240	236,240	256,240
450,000	201,240	223,740	268,740	291,240
500,000	226,240	251,240	301,240	326,240
550,000	251,240	278,740	333,740	361,240
600,000	276,240	306,240	366,240	396,240
650,000	301,240	333,740	398,740	431,240
700,000	326,240	361,240	431,240	466,240
750,000	351,240	388,740	463,740	501,240

Compensation for purposes of the Retirement Plan includes salary and other compensation paid by the Company and reportable on Form W-2, and certain pre-tax elective contributions, but excludes fringe benefits (cash and non-cash), including compensation related to stock incentive plans that is reported in the Summary Compensation Table in this proxy statement and certain other benefits and payments. The Internal Revenue Code limits the amounts of compensation that may be considered and the annual benefits which may be payable from the Retirement Plan. Retirement benefits in excess of these limitations and certain other supplemental retirement benefits are provided under the supplemental executive retirement plan.

The credited years of service as of January 1, 2006 for each named executive officer were as follows: Christopher French-24 years; Earle MacKenzie-3 years; Jonathan Spencer-1 year; David Ferguson-38 years; and William Pirtle-13 years.

Supplemental Executive Retirement Plan

Effective on May 12, 2003, the board of directors adopted a nonqualified SERP, for selected key employees who are participants in the Retirement Plan. The purpose of the SERP is to provide retirement benefits in addition to those provided under the Retirement Plan. The SERP is intended to be a plan that is unfunded and maintained primarily for the purpose of providing additional retirement benefits for a “select group of management or highly compensated employees,” as such phrase is used in the Employee Retirement Income Security Act of 1974. The SERP must be administered and construed in a manner that is consistent with that intent. Accordingly, the Company makes no contribution to the SERP, but records an expense for an associated net periodic pension cost that includes service, interest, prior service amortization and gain/loss amortization components. All named executive officers have been selected by the board of directors to participate in the SERP.

Under the terms of the SERP, the normal form of benefits for executives completing at least ten years of service is a monthly benefit for the life of the executive determined as follows: 50% for executives with 20 years or less of credited service, which is increased by 1% for each additional year of credited service up to a maximum of 70% with 40 years, times the executive’s final annual earnings, less the accrued monthly benefit payable at age 65 to the executive under the Retirement Plan on that date, less the executive’s estimated monthly Primary Social Security Benefit payable at age 65.

Report of Independent Directors on Executive Compensation

In accordance with the Nasdaq Marketplace Rules, all components of compensation for the Company’s chief executive officer and other executive officers are determined by the board of directors upon the recommendation of a majority of the Company’s directors who meet the independence requirements prescribed by those rules. The Company’s independent directors offer this report regarding the executive compensation policy and compensation program in effect for 2005 for the Company’s chief executive officer, who is the president, and the Company’s other executive officers. This report, as well as the performance graph in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Policy. The overall goal of the independent directors is to develop compensation policies and practices that support the attainment of the Company’s strategic business objectives. The independent directors review industry compensation surveys and compensation data from public filings by other publicly held companies in the Company’s industry and market region, and in past years have used the services of independent executive compensation consultants in developing and evaluating compensation plans to achieve these objectives.

The independent directors compare executive compensation levels for the chief executive officer and the Company’s other executive officers to the compensation of executives employed by companies considered to be in the Company’s peer group. These peer group companies are smaller than many of the companies included in the indices used for the shareholder return performance graph, which include some much larger publicly traded companies. In reviewing the chief executive officer's compensation, the independent directors consider, in addition to the factors described below, the chief executive officer's individual contribution to the Company's performance and his efforts to manage the Company's long-term growth. The independent directors also compare the Company’s short-term and long-term results to the performance of comparable companies.

The Company’s executive compensation program includes a base salary, annual cash bonuses and long-term incentive compensation in the form of stock option awards. Overall, these programs are intended to link executive compensation to the Company’s performance. The independent directors believe that a portion of cash compensation should be tied to performance-based objectives. To encourage equity ownership by the Company’s executives and to link executive compensation with increases in shareholder value, the compensation policy provides that a portion of total executive compensation will be in the form of periodic stock option awards.

Base Salary. Base salaries of the Company’s executive officers are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the executive, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at public companies considered to be in the Company’s peer group. Base salaries for executive officers are reviewed annually by the independent directors based upon, among other factors, individual performance and responsibilities.

Annual Cash Bonuses. The Company pays annual cash bonuses to the executive officers under a cash incentive plan. Under the cash incentive plan, each participant is assigned a “target bonus” expressed as a percentage of the participant’s regular salary. For 2005, the target bonus for the chief executive officer of the Company was 30% of salary paid, the target bonus for the executive vice president of the Company was 25% of salary paid, and the target bonus for other executive officers was 20% of salary paid. The maximum cash bonus payable to any executive officer in any fiscal year could be up to 200% of the target bonus. Of the bonus amount payable to executive officers, 60% is based on the achievement of company-wide performance goals relating to net income and service measures (which included customer turnover or “churn,” bad debt expense and service complaints) and 40% upon individual objectives established by management and, in the case of the chief executive officer and chief financial officer, the independent directors. Individual objectives for other executive officers included goals relating to Sarbanes-Oxley compliance; sales, revenue and customer growth; and deployment of new technologies and services.

Based upon the achievement of the company-wide performance goals for 2005 and evaluation by the independent directors, the independent directors recommended for approval annual bonuses for the chief executive officer and the chief financial officer of 109% and 105% of their respective target bonuses. Annual cash bonuses for 2005 for the other executive officers ranged from 72% to 143% of their target bonuses.

Long-Term Incentive Compensation. Stock option awards under the 1996 Stock Incentive Plan are based on a formula that takes into account each executive’s annual cash compensation. Based on this formula, the independent directors in 2005 recommended for approval the grant of stock options under the 1996 Stock Incentive Plan for 2,040 shares of common stock to the chief executive officer and for a total of 6,698 shares of common stock to the executive officers in the aggregate, including the chief executive officer. The foregoing grants were based on an assessment by the independent directors of both the contributions of the executive officers in 2005 and prior years and their anticipated role in increasing shareholder value. The independent directors also recommended for approval a special grant of stock options for 10,000 shares to one executive officer as part of his compensation package awarded upon commencement of his employment with the Company. All stock options granted to executive officers in 2005 were qualified stock options with an exercise price that was equal to the fair market value of the Company’s common stock on the date of grant. The options increase in value only to the extent of appreciation in the common stock, thereby providing a clear link to enhancement of shareholder value. To emphasize the long-term incentive provided by these stock options, the formula-based options are not fully exercisable until two years after the grant date and remain exercisable until the fifth anniversary of the grant date, and the special grant is not fully exercisable until six years after the grant date and remains exercisable until the seventh anniversary of the grant date.

Potential Effect of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986 generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly traded company. The compensation levels of the Company’s executive employees have been below the $1 million limit. If executive employee compensation were to approach the limit, the policy of the independent directors would be to seek to qualify executive compensation for deductibility to the extent that such a policy is consistent with the Company’s overall objectives and executive compensation policy. The independent directors believe that no compensation for 2005 is at risk of not being fully deductible.

Respectfully submitted,

Douglas C. Arthur

Noel M. Borden

Ken L. Burch

Tracy Fitzsimmons

Grover M. Holler, Jr.

Dale S. Lam

William A.Truban, Jr.

James E. Zerkel II

Compensation Committee Interlocks and Insider Participation

The Company’s directors who meet the independence requirements prescribed by the Nasdaq Marketplace Rules recommend to the board of directors for determination all components of compensation for the Company’s chief executive officer and other executive officers. There are no interlock relationships as defined in the applicable SEC rules.

Shareholder Return Performance Graph

The following graph and table show the cumulative total shareholder return on the Company’s common stock compared to the Nasdaq U.S. Index and the Nasdaq Telecommunications Index for the period between December 31, 2000 and December 30, 2005, which was the last trading day in 2005. The Nasdaq Telecommunications Index includes over 240 companies, which represent a wide mix of telecommunications service and equipment providers and also includes other Sprint affiliates and smaller carriers that offer similar products and serve similar markets. The graph assumes $100 was invested on December 31, 2000 in (1) the Company’s common stock, (2) the Nasdaq U.S. Index and (3) the Nasdaq Telecommunications index and that all dividends were reinvested and market capitalization weighting as of December 31, 2001, 2002, 2003, 2004, and 2005.

Comparison of Cumulative Total Return

Among Shenandoah Telecommunications Company, Nasdaq U.S. Index, and Nasdaq

Telecommunications Index

	2000	2001	2002	2003	2004	2005
Shenandoah Telecommunications Company	100	124	156	168	198	267
Nasdaq U.S. Index	100	79	55	82	89	91
Nasdaq Telecommunications Index	100	67	31	51	54	52

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006.

Representatives of KPMG LLP are expected to attend the annual meeting, and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

KPMG LLP served as the Company’s independent registered public accounting firm for the Company’s fiscal years ended December 31, 2004 and 2005. The following sets forth the aggregate fees billed by KPMG LLP to the Company for those fiscal years.

	2004	2005
Audit services	$459,000	$550,000
Audit-related services	13,400	13,000
Tax services	48,950	77,271
All other services	–	–
Total	$521,350	$640,271

In making its appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006, the audit committee considered whether KPMG LLP’s provision of non-audit services is compatible with maintaining KPMG LLP’s independence.

Audit Fees

Audit services include services performed by KPMG LLP to comply with generally accepted auditing standards related to the audit and review of the Company’s financial statements. The audit fees shown above for the 2004 and 2005 fiscal years were incurred principally for services rendered in connection with the Company’s consolidated and statutory audits, and included KPMG LLP’s audit of the Company’s internal control over financial reporting and limited quarterly review services.

Audit-Related Fees

Audit-related services include assurance and related services that are customarily performed by independent registered public accounting firms. The audit-related fees shown above for the 2004 and 2005 fiscal years were incurred in connection with audits of the Company’s employee benefit plans.

Tax Fees

Tax services include services performed by KPMG LLP’s tax department, except those services related to the audit. The tax fees shown above for the 2004 and 2005 fiscal years were incurred in connection with the preparation of the Company’s tax returns and corporate tax consultations.

All Other Fees

There were no other services provided by KPMG LLP which would be classified as “all other fees” for the 2004 and 2005 fiscal years.

Pre-Approval of Audit and Permissible Non-Audit Services

The audit committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The audit committee, acting as a whole, pre-approves all audit and permissible non-audit services provided by such firm. For both types of pre-approval, the audit committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Report of the Audit Committee

The audit committee of the Company’s board of directors is a standing committee composed of five non-employee directors who meet the independence and expertise requirements of the listing standards of the Nasdaq Stock Market

During the fiscal year ended December 31, 2005, the audit committee reviewed with the Company’s management, Goodman and Company who serves as the Company’s internal auditors and KPMG LLP, the Company’s independent registered public accounting firm, the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation of the Company’s system of internal control, the quality of the Company’s financial reporting, and the Company’s process for legal and regulatory compliance. The audit committee also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Management is responsible for the Company’s system of internal control, the financial statements and the financial reporting process, and the assessment of the effectiveness of internal control over financial reporting. KPMG LLP is responsible for performing an integrated audit and issuing reports on the following: (1) the Company’s consolidated financial statements; (2) the Company’s internal control over financial reporting; and (3) management’s assessment of the effectiveness of the Company’s internal control over financial reporting. As provided in its charter, the audit committee’s responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, KPMG LLP reports directly to the audit committee. The audit committee appointed KPMG LLP as the Company’s independent registered public accounting firm and approved the firm’s compensation.

The audit committee discussed with KPMG LLP the matters required to be discussed by the Nasdaq Stock Market, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, and the American Institute of Certified Public Accountants’ Statement on Auditing Matters No. 61, Communication with Audit Committee, as amended by Statement on Auditing Standards No. 19, Audit Committee Communications. In addition, the audit committee has received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Grover M. Holler, Jr., Chairman

Douglas C. Arthur

Dale S. Lam

William A. Truban, Jr.

James E. Zerkel II

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. The reporting persons are required by rules of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to the Company for 2005 or written representations that no other reports were required, the Company believes that the foregoing reporting persons complied with all filing requirements for fiscal 2005.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2007

Under SEC rules, in order for shareholder proposals to be presented at the Company’s annual meeting of shareholders in 2007, such proposals must be received by the Secretary of the Company at the Company’s principal office in Edinburg, Virginia, no later than November 28, 2006. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

In addition, the Company’s bylaws require that notice of proposals by shareholders to be brought before any annual meeting generally must be delivered to the Company not less than 120 days before the meeting. The notice under the bylaws must include the following information: shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class, series and number of shares of the Company's stock that are beneficially owned by the shareholder proposing such business; and (d) any material interest of the shareholder in such business.

The provisions in the Company’s bylaws concerning notice of proposals by shareholders are not intended to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

OTHER MATTERS

The board of directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

Jonathan R. Spencer

Secretary

Dated: March 31, 2006

Shenandoah Telecommunications Company	PROXY
500 Shentel Way
Edinburg, VA 22824	This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Noel M. Borden, Christopher E. French, and Grover M. Holler, Jr., and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 21, 2006, at the Annual Meeting of Shareholders to be held on May 2, 2006, and at any and all adjournments and postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE DIRECTORS.

1.	Election of Directors [Vote for three]
☐	FOR ELECTION AS A DIRECTOR
Noel M. Borden, Ken L. Burch, and Richard L. Koontz, Jr.

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

☐	Withhold authority to vote for all nominees listed above.
2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.

When signing as attorney, executor, administrator, trustee, guardian, or agent, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ________________________, 2006
SIGNATURE
____I plan to attend the meeting
____Number of persons attending
____I cannot attend the meeting	ADDITIONAL SIGNATURE (if held jointly)